Exhibit 99.1

CONTACT:	Hilary Ginsberg

Investor Relations

(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

REPORTS FOURTH QUARTER 2022 RESULTS

New York, NY, February 8, 2023 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported results for the quarter and year ended December 31, 2022.

Net income (loss) attributable to common stockholders per diluted share of common stock was ($0.06) and $1.68 for the quarter and year ended December 31, 2022, respectively. Distributable Earnings (a non-GAAP financial measure defined below) and Distributable Earnings prior to realized gains (losses) on real estate owned and investments per share of common stock was $0.31 and $0.48 and $1.67 and $1.54 for the quarter and year ended December 31, 2022, respectively.

“For 2022, ARI’s senior floating rate loan portfolio produced stable Distributable Earnings comfortably in excess of the common stock dividend,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “Importantly, given the robust level of loan originations over the past 18 months, we believe ARI’s portfolio remains well positioned to continue generating Distributable Earnings in excess of the common stock dividend, while being strategic and opportunistic with respect to new capital deployment. In addition, given ARI’s proactive approach to balance sheet management, ARI diversified and expanded its financing sources throughout 2022 and ended the year with ample liquidity.”

ARI issued a detailed presentation of the Company’s quarter and year ended December 31, 2022 results, which can be viewed at www.apollocref.com.

Conference Call and Webcast:

The Company will hold a conference call to review fourth quarter and full year results on February 9, 2023, at 10am ET. To register for the call, please use the following link:

https://register.vevent.com/register/BIdac9d106e40746bea84b848fb3cb70bc

After you register, you will receive a dial-in number and unique pin. The Company will also post a link in the Stockholders’ section on ARI’s website for a live webcast. For those unable to listen to the live call or webcast, there will be a webcast replay link posted in the Stockholders’ section on ARI’s website approximately two hours after the call.

Distributable Earnings

“Distributable Earnings”, a non-GAAP financial measure, is defined as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization related to real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of the Company’s convertible senior notes (the “Notes”) to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses.

The weighted-average diluted shares outstanding used for Distributable Earnings per weighted-average diluted share has been adjusted from weighted-average diluted shares under GAAP to exclude shares issued from a potential conversion of the Notes. Consistent with the treatment of other unrealized adjustments to Distributable Earnings, these potentially issuable shares are excluded until a conversion occurs, which the Company believes is a useful presentation for investors. The Company believes that excluding shares issued in connection with a potential conversion of the Notes from its computation of Distributable Earnings per weighted-average diluted share is useful to investors for various reasons, including the following: (i) conversion of Notes to shares requires both the holder of a Note to elect to convert the Note and for the Company to elect to settle the conversion in the form of shares; (ii) future conversion decisions by Note holders will be based on the Company’s stock price in the future, which is presently not determinable; (iii) the exclusion of shares issued in connection with a potential conversion of the Notes from the computation of Distributable Earnings per weighted-average diluted share is consistent with how the Company treats other unrealized items in its computation of Distributable Earnings per weighted-average diluted share; and (iv) the Company believes that when evaluating its operating performance, investors and potential investors consider the Company’s Distributable Earnings relative to its actual distributions, which are based on shares outstanding and not shares that might be issued in the future.

As a REIT, U.S. federal income tax law generally requires the Company to distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that the Company pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Given these requirements and the Company’s belief that dividends are generally one of the principal reasons shareholders invest in a REIT, the Company generally intends over time to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable Earnings is a key factor considered by the Company’s board of directors in setting the dividend and as such the Company believes Distributable Earnings is useful to investors.

During the year ended December 31, 2022, the Company recorded in the condensed consolidated statement of operations a realized gain related to the asset acquisition of one of our first mortgage loans and transfer to real estate owned. Additionally, during the same period, the Company recorded realized losses related to the repayment of a commercial mortgage loan secured by an urban predevelopment property in conjunction with the sale of the underlying property and a write-off of a previously impaired commercial mortgage loan secured by a hotel property as result of an expected deed in lieu of foreclosure.

The Company believes it is useful to its investors to also present Distributable Earnings prior to realized gains (losses) and impairments on real estate owned and investments to reflect its operating results because (i) the Company’s operating results are primarily comprised of earning interest income on its investments net of borrowing and administrative costs, which comprise the Company’s ongoing operations and (ii) it has been a useful factor related to the Company’s dividend per share because it is one of the considerations when a dividend is determined. The Company believes that its investors use Distributable Earnings and Distributable Earnings prior to realized gains (losses) and impairments on real estate owned and investments, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers.

A significant limitation associated with Distributable Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Distributable Earnings may not be comparable to similarly-titled measures of other companies, that use different calculations. As a result, Distributable Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP. Distributable Earnings are reduced for realized losses on loans which include losses that management believes are near certain to be realized.

A reconciliation of Distributable Earnings, and Distributable Earnings prior to realized gains (losses) and impairments on real estate owned and investments, to GAAP net income (loss) available to common stockholders is included in the detailed presentation of the Company’s quarter and year ended December 31, 2022 results, which can be viewed at www.apollocref.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $523 billion of assets under management at September 30, 2022.

Additional information can be found on the Company’s website at www.apollocref.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic, increasing interest rates and inflation; market trends in the Company’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.